UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2026

VIATRIS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39695	83-4364296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Mylan Blvd., Canonsburg, PA 15317
(Address of principal executive offices)

(724) 514-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On June 17, 2026, Viatris Inc. (“Viatris” or the “Company”) completed a public offering of €650,000,000 aggregate principal amount of its 4.250% Senior Notes due 2033 (the “Notes”). The Notes are senior unsecured obligations of Viatris.  The Notes are guaranteed on a senior unsecured basis by Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc. (the “Guarantors”).
The Company intends to use the net proceeds from the offering (i) to fund the repayment of any amounts borrowed under its senior unsecured revolving credit facility in June 2026 in connection with the repayment at maturity of the entire $1.675 billion of outstanding principal amount of the 3.950% Senior Notes due 2026 issued by Utah Acquisition Sub Inc. (the “2026 Senior Notes”) and (ii) the remainder, if any, to replenish cash that will be utilized in connection with the repayment of the 2026 Senior Notes, with such cash to be used for general corporate purposes.
The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated June 17, 2026, among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated June 17, 2026, among the Company, the Guarantors and the Trustee (which includes the form of Notes as an exhibit). The offering of the Notes was registered on a Registration Statement on Form S-3 (File No. 333-287087).  The Notes will accrue interest at a rate of 4.250% per annum, accruing from June 17, 2026, payable annually beginning June 17, 2027, and will mature on June 17, 2033, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.
At any time prior to April 17, 2033 (the date that is two months prior to the maturity date of the Notes) (the ‘‘Par Call Date’’), the Company may redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed, and (2) the sum of the present values, as calculated by the Company, of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association), at the applicable Comparable Government Bond Rate (as defined in the Indenture) plus 25 basis points, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

If certain change of control events occur, the Company must offer to purchase the Notes from holders at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the repurchase date, unless the Company has exercised its right to redeem the Notes.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of the Company’s subsidiaries to (1) enter into certain sale and leaseback transactions; (2) create certain liens; (3) with respect to such subsidiaries only, guarantee certain of the Company’s outstanding obligations without also guaranteeing the Company’s obligations under the Notes; and (4) with respect to the Company only, consolidate, merge or sell all or substantially all of the Company’s consolidated assets. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. These covenants and events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture. Upon occurrence of an Event of Default (as defined in the Indenture) with respect to the Notes, the principal amount of the Notes may be declared, and/or become, due and payable immediately.

The above description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the form of the Notes filed as exhibits hereto, which exhibits are incorporated by reference herein.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated June 17, 2026, among the Company, the Guarantors and The Bank of New York Mellon, as trustee.
4.2	First Supplemental Indenture, dated June 17, 2026, among the Company, the Guarantors and The Bank of New York Mellon, as trustee.
4.3	Form of 4.250% Senior Note due 2033 (included in Exhibit 4.2).
5.1	Opinion of Cravath, Swaine & Moore LLP.
5.2	Opinion of NautaDutilh N.V.
5.3	Opinion of Parker Poe Adams & Bernstein LLP.
23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
23.2	Consent of NautaDutilh N.V. (included in Exhibit 5.2).
23.3	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.3).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026
VIATRIS INC.

	By:	/s/ Matthew Maletta
Matthew Maletta
Chief Legal Officer